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                         AGREEMENT REGARDING FORECLOSURE

                                  BY AND AMONG

                            ZNETIX ACQUISITION, L.P.

                                       AND

                             HENLEY HEALTHCARE, INC.




                                 MARCH 30, 2001


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                                TABLE OF CONTENTS


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                                                                              PAGE
ARTICLE I.     DEFINITIONS................................................      1
SECTION 1.1.   ACCOUNTING TERMS...........................................      1
SECTION 1.2.   DEFINED TERMS..............................................      1

ARTICLE II.    PURCHASE, SALE AND DELIVERY................................      2
SECTION 2.1.   FORECLOSURE ASSETS.........................................      2
SECTION 2.2.   EXCLUDED ASSETS............................................      3
SECTION 2.3.   PURCHASE PRICE.............................................      4
SECTION 2.4.   CLOSING....................................................      4
SECTION 2.5.   CLOSING DELIVERIES.........................................      4
SECTION 2.6.   PRORATIONS.................................................      5
SECTION 2.7.   ASSIGNMENT OF CONTRACTS AND RIGHTS.........................      5

ARTICLE III.   LIABILITIES AND OBLIGATIONS................................      6
SECTION 3.1.   LIABILITIES NOT ASSUMED BY PURCHASER.......................      6
SECTION 3.2.   ASSUMED LIABILITIES........................................      7

ARTICLE IV.    REPRESENTATIONS AND WARRANTIES OF PURCHASER................      7
SECTION 4.1.   ORGANIZATION AND QUALIFICATION.............................      7
SECTION 4.2.   AUTHORITY; NON-CONTRAVENTION; APPROVALS....................      8
SECTION 4.3.   BROKERS AND FINDERS........................................      8

ARTICLE V.     REPRESENTATIONS AND WARRANTIES OF HENLEY...................      9
SECTION 5.1.   ORGANIZATION AND QUALIFICATION.............................      9
SECTION 5.2.   AUTHORITY; NON-CONTRAVENTION; APPROVALS....................      9
SECTION 5.3.   LITIGATION.................................................      9
SECTION 5.4.   NO VIOLATION OF LAW........................................     10
SECTION 5.5.   TITLE TO ASSETS............................................     10
SECTION 5.6.   BROKERS AND FINDERS........................................     10
SECTION 5.7.   INTELLECTUAL PROPERTY......................................     10

ARTICLE VI.    CERTAIN UNDERSTANDINGS AND AGREEMENTS OF THE PARTIES.......     11
SECTION 6.1.   CONFIDENTIALITY............................................     11
SECTION 6.2.   EMPLOYEES..................................................     11
SECTION 6.3.   TAXES......................................................     13
SECTION 6.4.   FURTHER ASSURANCES.........................................     13
SECTION 6.5.   EXPENSES AND FEES..........................................     13
SECTION 6.6.   AGREEMENT TO COOPERATE.....................................     14
SECTION 6.7.   RECORDS....................................................     14
SECTION 6.8.   ACCOUNTS RECEIVABLE........................................     14
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                                                                              PAGE
SECTION 6.9.   DELIVERY OF ASSETS.........................................     14

ARTICLE VII.   COVENANT NOT TO COMPETE....................................     14
SECTION 7.1.   NON-COMPETE; NON-SOLICITATION..............................     14

ARTICLE VIII.  GENERAL PROVISIONS.........................................     16
SECTION 8.1.   SURVIVAL...................................................     16
SECTION 8.2.   NOTICES....................................................     16
SECTION 8.3.   INTERPRETATION.............................................     17
SECTION 8.4.   MISCELLANEOUS..............................................     17
SECTION 8.5.   GOVERNING LAW..............................................     17
SECTION 8.6.   AMENDMENT..................................................     17
SECTION 8.7.   COUNTERPARTS...............................................     17
SECTION 8.8.   PARTIES-IN-INTEREST........................................     17
SECTION 8.9.   VALIDITY...................................................     17

EXHIBITS

Exhibit A    Glossary
Exhibit B    List of Foreclosure Assets

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                                      iii
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                            ASSET PURCHASE AGREEMENT

     THIS AGREEMENT REGARDING FORECLOSURE, dated as of March 30, 2001 (the "AGREEMENT"), is by and among ZNETIX ACQUISITION, L.P., a Texas limited partnership ("PURCHASER"), and HENLEY HEALTHCARE, INC., a Texas corporation ("HENLEY"). Purchaser and Henley are each a "PARTY" and, collectively, they are sometimes referred to as the "PARTIES."

                              W I T N E S S E T H:

     WHEREAS, Purchaser desires to acquire all of Henley's right, title and interest in, other than the Excluded Assets (as defined below), (i) the business of manufacturing and selling HydraFitness and CYBEX and other products, including, without limitation, the Upper Body Ergometer ("UBE"), Uppercycle, Fitron, Kinetron, Norm, Fluidotherapy, Medigel, Tru-Trac and HydraFitness lines of medical rehabilitation and physical fitness equipment, attachments thereto and testing instruments, (ii) all inventories of HydraFitness, CYBEX and other Henley goods and parts, subassemblies and raw materials used to manufacture those goods; and (iii) the intellectual property rights associated with any of the foregoing (collectively, the "BUSINESS").

     WHEREAS, Comerica Bank - Texas, a Texas Banking Association ("COMERICA") has acquired the Foreclosure Assets (as defined below) through a foreclosure sale under Texas law, which Foreclosure Assets Purchaser shall purchase from Comerica contemporaneously with the closing of the transactions contemplated by this Agreement; and

     WHEREAS, Henley is making certain representations and warranties herein as an inducement to Purchaser to purchase the Foreclosure Assets and thereby reduce Henley's indebtedness to Comerica.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements stated herein, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, covenant and agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

     SECTION 1.1. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

     SECTION 1.2. DEFINED TERMS. As used in this Agreement, certain words and terms have the meanings ascribed to them in the Glossary attached hereto as EXHIBIT A. Other capitalized terms have the meanings ascribed to them elsewhere in this Agreement.

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                                  ARTICLE II.
                   PURCHASE AND DELIVERY OF FORECLOSURE ASSETS

     SECTION 2.1. FORECLOSURE ASSETS. Subject to the terms and conditions of a Bill of Sale between the Purchaser and Comerica, at the Closing (as hereinafter defined), Purchaser shall acquire and purchase from Comerica certain assets in which Comerica has a security interest, including, without limitation, the assets set forth on EXHIBIT B hereto, as well as the following:

          (a) all machinery, equipment (including manufacturing equipment), tools and personal property located at Henley's Sugar Land facility (including the equipment, furniture and fixtures located at Henley's Sugar Land facility) (collectively referred to herein as the "EQUIPMENT");

          (b) all furniture and fixtures located at Henley's facilities in Belton, Texas (collectively referred to herein as the "FURNITURE AND FIXTURES");

          (c) all inventories of CYBEX, HydraFitness and other Henley products, wherever located, and including any parts, subassemblies or raw materials that are used to manufacture the products sold in the Business, that are owned by Henley and used in the Business (the "INVENTORIES");

          (d) all rights under backorders for Cybex, HydraFitness and other Henley products and the right to receive all payments in connection therewith, excluding any order with respect to Enraf-Nonius, B.V. (the "BACKORDERS");

          (e) all of Henley's rights, title and interest in intellectual property associated with the HydraFitness, CYBEX and other Henley product lines (collectively referred to herein as the "INTELLECTUAL PROPERTY"), including, but not limited to:

               (i) all United States and foreign patents, trademarks, trade names, labels and other trade rights, trademark and trade name registrations, and copyrights and copyright registrations, unexpired as of the date hereof, all United States and foreign applications pending for any of the above, all of the foregoing owned in whole or in part by Henley and used in the Business ,

               (ii) all trade secrets, technical information, data, formulae, blueprints, drawings, computer servers, computer hardware and software (except for the QAD management information system software), proprietary know- how, manufacturing procedures, processes and the like, all of the foregoing owned by Henley and used in Henley's Business as now conducted,

               (iii) the Computer-Assisted Design drawings and schematics for the CYBEX, HydraFitness and other Henley product lines, to the extent in Henley's possession (the "HYDRAFITNESS SCHEMATICS"), and

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               (iv) all of Henley's data used or held for use in connection with the Business, including, without limitation, Henley's isokinetic normative database (collectively, the "DATA");

          (f) all fixtures, tooling, and drawings pertaining to the manufacture of the hydraulic fitness line for children currently being sold under the "Kids' Pace" brand (the "KIDS' PACE ASSETS"); and

          (g) any other assets that are used in or necessary to the Business, other than Excluded Assets (the "OTHER ASSETS").

The assets identified on EXHIBIT B, the Equipment, the Furniture and Fixtures, the Inventories, the Backorders, the Intellectual Property, the Kids' Pace Assets, and the Other Assets are collectively referred to hereinafter as the "FORECLOSURE ASSETS". Simultaneously with the delivery of the Foreclosure Assets, Henley shall take all additional steps as may be reasonably necessary to put the Buyer in possession and operating control of the Foreclosure Assets.

     SECTION 2.2. EXCLUDED ASSETS. Notwithstanding anything else to the contrary contained herein, Purchaser is not acquiring (pursuant to this Agreement or otherwise) any of the following, all of which shall be retained by Henley (collectively, the "EXCLUDED ASSETS"):

          (a)  any real property owned or leased by Henley or its Affiliates;

          (b) all machinery, equipment and fixtures (other than the Furniture and Fixtures) operated in or located at Henley's facility in Belton, Texas;

          (c)  any assets of Health Career Learning Systems, Inc.;

          (d)  all products and equipment of Enraf-Nonius, B.V.;

          (e) all of Henley's accounts, accounts receivable, notes receivable, or other rights or claims for payment due for goods sold or services rendered;

          (f) all claims Henley may now have or hereinafter have against any insurance policies;

          (g) all claims Henley may now have or hereinafter have against management, officers, directors and shareholders arising out of any prior conduct between Henley and Comerica;

          (h) any claim Henley may have in any subsidiary or any assets owned by any subsidiary;

          (i) any claims Henley may have against any European subsidiary or Affiliate, including, but not limited to, Enraf-Nonius, B.V.;

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          (j)  any stock or equity or partnership interest owned by Henley
(including, but not limited to, the stock of Henley B.V.); and

          (k) any contract, lease, license, commitment or other agreement to which Henley or any of its Affiliates is a party.

     SECTION 2.3. PURCHASE PRICE. Subject to the terms and conditions of this Agreement, the aggregate purchase price (the "PURCHASE PRICE") for the purchase of the Foreclosure Assets and the representations, warranties, covenants and agreements referenced herein shall be equal to NINE HUNDRED THOUSAND DOLLARS ($900,000), which shall be payable as partial payment on outstanding loans from Comerica to Henley.

     SECTION 2.4. CLOSING. The closing of the purchase and sale (the "CLOSING") provided for in this Agreement shall take place at the offices of Locke Liddell & Sapp LLP, 3400 Chase Tower, Houston, Texas, or any other location mutually agreeable to the Parties, and shall be effective on the date hereof (the "CLOSING DATE").

     SECTION 2.5. CLOSING DELIVERIES.

          (a) At the Closing (except as expressly provided below), Henley is delivering to the Purchaser:

               (i) a bill of sale executed by Comerica transferring the Foreclosure Assets to Purchaser;

               (ii) such deeds, bills of sale and other instruments of sale, transfer, conveyance, assignment and delivery covering the Foreclosure Assets or any part thereof, executed by Henley or other appropriate parties, as Purchaser has reasonably requested to assure the full and effective sale, transfer, conveyance, assignment and delivery to Purchaser of such Foreclosure Assets, free and clear of any rights and claims of third parties;

               (iii) such assignments covering the Intellectual Property or any part thereof, executed by Henley or other appropriate parties (including, without limitation, Comerica, Maxxim Medical Corp., Jerry D. Brentham, and Hydra-Gym Athletics, Inc.), as Purchaser has reasonably requested to assure the full and effective assignment to Purchaser of such Intellectual Property, free and clear of any rights and claims of third parties, all in forms sufficient for filing with the United States Patent and Trademark Office (collectively, the "INTELLECTUAL PROPERTY ASSIGNMENTS");

               (iv) certified copies of resolutions duly adopted by the board of directors of Henley, authorizing and approving the execution and delivery of this Agreement, including any exhibits or schedules hereto, and the consummation of the transactions contemplated herein; and

               (v) such other separate instruments of sale, assignment or transfer reasonably required by Purchaser.

          (b)  At the Closing, the Purchaser is delivering to Henley:

               (i)  evidence that the Purchase Price has been paid to Comerica;
     and

               (ii) certified copies of resolutions duly adopted by the general partner of Purchaser, authorizing and approving the execution and delivery of this Agreement, including any exhibits or schedules hereto, and the consummation of the transactions contemplated herein.

     SECTION 2.6. PRORATIONS. The operation of Henley's business and related revenue and expenses up to the close of business on the day before the Closing Date shall be for the account of Henley and thereafter for the account of Purchaser, which shall be determined on the accrual basis of accounting. Expenses, including, but not limited to, utilities, personal property taxes, rents, and real property taxes shall be prorated between Henley and Purchaser as of the close of business on the day before the Closing Date, the proration to be made and paid, insofar as reasonably possible, on the Closing Date, with settlement of any remaining items to be made within 60 days following the Closing Date.

     SECTION 2.7. ASSIGNMENT OF CONTRACTS AND RIGHTS.

          (a) Except as expressly provided herein, as of the Closing, Henley is not assigning to Purchaser any rights, claims or interests in any contracts, licenses, leases, commitments or other agreements between Henley and any other party. Notwithstanding the foregoing, following the date hereof, if the Purchaser shall determine, in its reasonable discretion, that any such contract, license, commitment or other agreement should be assigned to the Purchaser for use in the operation of the Business, Henley shall use its commercially reasonable efforts to promptly assign to Purchaser its rights, claims or other interests in any such agreement.

          (b) This Agreement shall not constitute an agreement to assign (now or at any time hereafter) any claim, contract, license, lease, commitment, sale or purchase order or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted transfer or assignment thereof (now or at any time hereafter), without the consent of a third party thereto, would constitute a breach thereof or in any way affect the rights of the Purchaser or of Henley thereunder. If such consent is not obtained, or if an attempted transfer, sublease or assignment thereof (now or at any time hereafter) would be ineffective or would affect the rights of Henley thereunder so that the Purchaser would not in fact receive all such rights, the agreements of Henley to convey these rights to Purchaser shall remain in full force and effect for so long after Closing as is necessary to convey those rights, and Henley will use its best efforts to convey such rights, and until conveyed, will cooperate with Purchaser to the extent reasonably practicable to provide for the Purchaser the benefits under any such claims, contracts, licenses, leases, commitments, sales or purchase orders or any claim or right or any benefit arising thereunder or resulting therefrom, including enforcement for the benefit of the Purchaser of any and all rights of Henley against a third party thereto arising out of the breach or cancellation by such third

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party or otherwise, with costs of litigation, if any, borne solely by the
Purchaser. The Purchaser shall cooperate fully with Henley to obtain such releases of Henley as Henley reasonably requests (it being understood that a failure to obtain any such release shall not be required hereby and shall not excuse Henley from its obligations hereunder); and any transfer, sublease or assignment to the Purchaser by Henley of any property or property rights or any contract or agreement which shall require the consent or approval of any third party (now or at any time hereafter), shall be made subject to such consent or approval being obtained.

                                  ARTICLE III.
                           LIABILITIES AND OBLIGATIONS

     SECTION 3.1. LIABILITIES NOT ASSUMED BY PURCHASER. Subject to SECTION 3.2 hereof, Purchaser is purchasing only the Foreclosure Assets from Comerica, and does not assume or agree to pay, perform or discharge, and shall not be responsible for, any commitments, contracts, agreements or obligations or claims against, or liabilities of, Henley or its Affiliates whatsoever relating to the Foreclosure Assets, the Business and/or the operations of the Business, including, without limitation, the following (collectively, the "EXCLUDED LIABILITIES"):

          (a) any sales, use, income, franchise or other tax or charge, if any, which may become payable by reason of the sale and transfer of the Foreclosure Assets under federal law or under the laws of any state, or may be imposed upon Henley or its shareholders by reason of receipt of the Purchase Price or relief from any liability pursuant to this Agreement;

          (b) any of the costs and expenses incurred in connection with the future operations of Henley, and the costs and expenses of Henley and its shareholders incurred in negotiating, entering into and carrying out their obligations pursuant to this Agreement;

          (c) any indebtedness of Henley incurred in the course of Henley's operations as of the Closing Date;

          (d) any commitments arising prior to the Closing Date pursuant to the Material Contracts;

          (e) any Taxes for which Henley is liable (taking into account the provisions of SECTION 6.3(A) hereof);

          (f) any prepayment penalties or other liabilities related to, retiring or extinguishing any indebtedness of Henley;

          (g) any liabilities arising out of or in connection with periods or activity prior to the Closing Date related to OSHA, EEOC, EPA, FDA or any Governmental Authority, or any violation of law;

          (h) any liability or obligation (contingent or otherwise) of Henley arising out of any claim, litigation, or proceeding threatened or pending on or before the Closing Date or any claim, litigation, or proceeding threatened or initiated after the Closing Date to the extent based

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on an act or omission of Henley or any current or former officer, director, employee, agent or representative of Henley, or Henley's operation of the Business and/or Foreclosure Assets;

          (i) any Environmental Claim and any claims, violations or alleged violations of Environmental Law, or conditions that could give rise to or relate to liability under Environmental Laws or similar legal requirements attributable or relating to the Foreclosure Assets (including, without limitation, the operation thereof), the Business, Henley or its Affiliates, including any liability (including, without limitation, strict liability) arising after the Closing Date resulting from, caused by or related to any act or omission of a third party or Henley or any current or former officer, director, employee, agent, representative, tenant or invitee of Henley which occurred on or prior to the Closing Date, or the continuation of practices or operations with respect to the Foreclosure Assets, that were occurring or in effect on or prior to the Closing Date;

          (j) any liability arising out of or in connection with Henley's defective products or performance of services or any express or implied warranty with respect thereto prior to the Closing Date, including, but not limited to, any claims arising under warranty or service agreements;

          (k) any liability or obligation arising out of any employee benefit plan (as defined in ERISA) and all other similar benefit plans, programs, arrangements or commitments (whether written or oral) of Henley;

          (l) any contingent or unknown liability of Henley and/or its Affiliates;

          (m) any liability or obligation under or in connection with or related to the Excluded Assets or any other assets not included in the Foreclosure Assets; and

          (n) any liability or obligation under or in connection with or related to the assets of Health Career Learning Systems, Inc.

     SECTION 3.2. ASSUMED LIABILITIES. The Purchaser assumes and agrees to pay, perform and discharge, when due, solely the following debts, liabilities and obligations of Henley (collectively, the "ASSUMED LIABILITIES"): all liabilities, obligations, debts and/or commitments relating to the Foreclosure Assets which accrue or otherwise relate to the period after the Closing Date.

                                   ARTICLE IV.
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to Henley as follows:

     SECTION 4.1. ORGANIZATION AND QUALIFICATION. Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Texas, and has the requisite partnership power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Purchaser is duly qualified to do business

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as a foreign entity and is in good standing in each jurisdiction in which the properties owned, leased, or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have, or could not reasonably be anticipated to have, individually or in the aggregate, a Material Adverse Effect.

     SECTION 4.2. AUTHORITY; NON-CONTRAVENTION; APPROVALS.

          (a) Purchaser has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a valid and legally binding agreement of Purchaser and is enforceable against Purchaser in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

          (b) The execution and delivery of this Agreement by Purchaser, and the consummation by Purchaser of the transactions contemplated hereby, do not and will not violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Purchaser under any of the terms, conditions or provisions of (i) the organizational documents of Purchaser, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Purchaser, or any of its respective properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Purchaser is now a party or by which Purchaser or any of its respective properties or assets may be bound or affected.

          (c) No declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by Purchaser or the consummation by Purchaser of the transactions contemplated hereby.

     SECTION 4.3. BROKERS AND FINDERS. Purchaser has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Purchaser to pay any finder's fees, brokerage or agent commissions or other like payments in connection with the transactions contemplated hereby. There is no claim for payment by the Purchaser of any investment banking fees, finder's fees, brokerage or agent commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

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                                   ARTICLE V.
                    REPRESENTATIONS AND WARRANTIES OF HENLEY

     Henley hereby represents and warrants to the Purchaser as follows:

     SECTION 5.1. ORGANIZATION AND QUALIFICATION. Henley is a corporation duly organized under the laws of Texas and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted.

     SECTION 5.2. AUTHORITY; NON-CONTRAVENTION; APPROVALS.

          (a) Henley has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been approved by the Board of Directors of Henley and no other corporate proceedings on the part of Henley or its shareholders are necessary to authorize the execution and delivery of this Agreement or the consummation by Henley of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Henley, and assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a valid and legally binding agreement of Henley, enforceable against Henley in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

          (b) The execution and delivery of this Agreement by Henley and, and the consummation by Henley of the transactions contemplated hereby, do not and will not violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Henley under any of the terms, conditions or provisions of (i) the articles of incorporation or bylaws of Henley, or (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Henley, or any of its respective properties or assets.

          (c) No declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by Henley or the consummation by Henley of the transactions contemplated hereby.

     SECTION 5.3. LITIGATION. Except as disclosed in Henley's Form 8-K filed with the Securities and Exchange Commission ("SEC") on September 1, 2000, there are no claims, suits, actions, Environmental Claims, inspections, investigations or proceedings pending or, to the knowledge of Henley, threatened against, relating to or affecting the Foreclosure Assets or the Business before any court, governmental department, commission, agency, instrumentality, authority, or any mediator or arbitrator and there is no basis for the same. Except as disclosed in Henley's Form 8-K filed with the SEC on September 1, 2000, Henley is not subject to any

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judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality, authority, or any mediator or arbitrator.

     SECTION 5.4. NO VIOLATION OF LAW.

          (a) Except as disclosed in Henley's Form 8-K filed with the SEC on September 1, 2000, Henley is not in violation of and has not been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable Environmental Law) of any Governmental Authority. Except as disclosed in Henley's Form 8-K filed with the SEC on September 1, 2000, no investigation or review by any Governmental Authority is pending or threatened, nor has any Governmental Authority indicated an intention to conduct the same. Except as disclosed in Henley's Form 8-K filed with the SEC on September 1, 2000, Henley has all material permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals required or necessary to conduct its business as presently conducted. Except as disclosed in Henley's Form 8-K filed with the SEC on September 1, 2000, Henley is not in material violation of the terms of any such permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents or approvals effecting the Business.

          (b) To Henley's knowledge, except as disclosed in Henley's Form 8-K filed with the SEC on September 1, 2000, Henley is in full compliance with all U.S. Food and Drug Administration ("FDA") regulations pertaining to the Business, including, without limitation, the Medical Device Reporting Regulations, and any and all registrations or reports required by the FDA are current. Henley has provided Purchaser with copies of any and all warning letters or other correspondence from the FDA received by Henley which pertain to the Business.

     SECTION 5.5. TITLE TO ASSETS. To Henley's knowledge, Henley's title to all of the Foreclosure Assets is subject to Comerica's lien on such Foreclosure Assets, which is senior to any and all other liens (other than two purchase money liens on two computer servers and related equipment held by Rockford Rockford), pledges, claims, charges or encumbrances of any nature whatsoever on or relating to such Foreclosure Assets.

     SECTION 5.6. BROKERS AND FINDERS. Henley has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Henley to pay any finder's fees, brokerage or agent commissions or other like payments in connection with the transactions contemplated hereby. There is no claim for payment by Henley of any investment banking fees, finder's fees, brokerage or agent commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     Section 5.7. INTELLECTUAL PROPERTY. Henley has rights to use, whether through ownership, licensing or otherwise, all of the Intellectual Property. Henley has no knowledge of any infringement by any other Person of any of the Intellectual Property, and Henley has not entered into any agreement to indemnify or hold harmless any other party against any charge of infringement of any of the Intellectual Property. To Henley's knowledge, Henley has not violated or infringed, and does not violate or infringe, any intellectual property right of any other

Person, and Henley has not received any communication alleging that it is violating or infringing the intellectual property right of any other Person. Henley has not been sued for infringing any intellectual property right of another Person. There is no claim or demand of any Person pertaining to, or any proceeding which is pending or, to the knowledge of Henley, threatened, that challenges the rights of Henley in respect of any Intellectual Property, or that claims that any default exists under any Intellectual Property. None of the Intellectual Property is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, tribunal, arbitrator, or other Governmental Authority.

                                   ARTICLE VI.
              CERTAIN UNDERSTANDINGS AND AGREEMENTS OF THE PARTIES

     SECTION 6.1. CONFIDENTIALITY. Without the express written consent of all of the Parties, each of the Parties agrees to maintain in confidence and not disclose to any other Person the terms of the transactions contemplated hereby, other than disclosures required to obtain the approvals for the transactions contemplated hereby, disclosures to those professionals and advisors who have a need to know, disclosures of information already available to the public or any other disclosures required by applicable law. In the event that Purchaser, Henley or Shareholders is at any time requested or required (by oral questions, interrogatories, request for information or documents, subpoena or other similar process) to disclose any information supplied to it in connection with this transaction, such Party agrees to provide the other Parties prompt notice of such request so that an appropriate protective order may be sought and/or such other Party may waive the first Party's compliance with the terms of this
SECTION 6.1. Notwithstanding anything else to the contrary contained herein, (a) Henley shall be permitted (i) to disclose, through a press release subject to Purchaser's approval (which shall not be unreasonably withheld), Comerica's foreclosure on the Foreclosure Assets and (ii) to file all reports, schedules, forms, statements and other documents required to be filed with the SEC, and (b) Purchaser shall be permitted to disclose the transactions contemplated hereby and related matters to (i) Znetix's lenders or potential lenders, (ii) potential sources of equity or (iii) any successor or Affiliate of Znetix.

     SECTION 6.2. EMPLOYEES.

          (a) Purchaser may, but shall not be obligated to, offer employment to any of the employees of Henley involved in the Business. Henley will not solicit, or endeavor to solicit, after the Closing Date any employee or discourage any such person from accepting such employment with Purchaser. Henley has not made any representations or promises, oral or written, to any employees of Henley concerning employment by Purchaser.

          (b) Purchaser shall not be responsible for any costs, obligations or liabilities which may result from the termination of employment by Henley of any employee of the Business not hired by Purchaser as of the first payroll date after the Closing; PROVIDED, HOWEVER, Purchaser shall be responsible for and shall assume any and all costs, obligations or liabilities directly related to the termination by Purchaser of any employee of the Business who is hired by Purchaser on or after the Closing Date solely to the extent that such costs, obligations or liabilities relate directly to the period beginning with the hiring of such employee by Purchaser and ending with such termination by Purchaser. Purchaser makes no representation with respect to the comparability of Purchaser's employee benefits to those offered by Henley. Purchaser specifically disclaims any obligation to remunerate employees of Henley who, following the Closing Date, will be employed by Purchaser, at levels comparable to the aggregate remuneration provided to such employees while employed by Henley. Prior to the Closing Date, Henley shall have taken all necessary actions to comply with the Worker Adjustment and Retraining Notification Act (the "WARN ACT") to the extent it is subject to the WARN Act, and Purchaser shall not have any disclosure or announcement obligations or any other responsibilities under the WARN Act as a result of the transactions contemplated by this Agreement.

          (c) Henley shall take such actions as it deems appropriate to terminate, modify, alter or amend the existing benefit plans or benefit programs with respect to employees of Henley involved in the Business due to the transactions contemplated by this Agreement. Purchaser does not and shall not assume any of such benefit plans or benefit programs, including, without limitation, any severance plans of Henley.

          (d) Henley shall be solely responsible for and shall pay in full to all of Henley's employees all compensation, bonuses and other payments, and all sick pay, vacation pay, and any other benefits otherwise payable under the benefit programs, accrued to the Closing for which Henley is obligated thereunder, and Henley shall satisfy all such obligations to such employees.

          (e) Henley will retain responsibility for, and continue to pay, all hospital, medical, life insurance, disability, supplemental unemployment and all other welfare plan expenses and benefits for each Henley employee hired by Purchaser (and covered dependents) with respect to claims incurred by such employee or their covered dependents prior to the Closing. Henley will retain responsibility for, and continue to pay, any life, health or other welfare benefits payable to each former employee of Henley who terminated employment with Henley (and their dependents) on or prior to the Closing in respect of claims incurred on their behalf prior to the Closing. For purposes of this
SECTION 6.2, a claim is deemed incurred when the event that first gave rise to the claim occurred, notwithstanding the fact that such benefits may be paid at a subsequent date.

          (f) Henley is responsible for any liabilities that may arise with respect to application of Section 4980B of the Internal Revenue Code of 1986 or
Part 6 of Subtitle B of Title I of ERISA ("COBRA") with respect to any of its employees or covered dependents as a result of the transactions contemplated by this Agreement, as well as for any prior COBRA violations which occurred prior to Closing. Purchaser is not a successor employer for COBRA purposes.

          (g) Purchaser is not, and shall not be deemed to be, a successor employer to Henley with respect to any Plans or Benefit Programs; and no plan or other program adopted or maintained by Purchaser after the Closing is or shall be deemed to be a "successor plan", as such term is defined in ERISA or the Code, of any such Plan or Benefit Program.

     SECTION 6.3. TAXES.

          (a) Henley shall be liable for (i) all Taxes that are imposed on or incurred by Henley or its Affiliates, (ii) all Taxes that are imposed on or incurred with respect to the Foreclosure Assets for any taxable period ending on or before the Closing Date, (iii) a portion, determined as described below, of any Taxes that are imposed on or incurred with respect to the Foreclosure Assets for any taxable period beginning prior to and ending after the Closing Date ("STRADDLE PERIOD") which is allocable to the period ending on or before the Closing Date, (iv) any Taxes payable as a result of a breach by Henley of any of the representations set forth in SECTION 5.6 hereof, and (v) any attorneys' fees or other costs incurred by Purchaser or its Affiliates in connection with any payment from Henley under this SECTION 6.3. The determination of the portion of any Taxes imposed on or incurred with respect to the Foreclosure Assets for a Straddle Period which is allocable to the period ending on or before the Closing Date shall be made, in the case of ad valorem, property or similar Taxes, if any, which are not measured by or based upon production, or franchise or capital Taxes which are not measured by or based upon net income, by allocating such Taxes on a per diem basis, and, in the case of all other Taxes, by assuming that the period ending on or before the Closing Date constitutes a separate taxable period and by taking into account the actual taxable events occurring during such period.

          (b) Henley shall be responsible for the preparation and filing of any Tax Return relating to the Foreclosure Assets that is originally due on or before the Closing Date. Purchaser shall be liable for the preparation and filing of all other Tax Returns that relate to the Foreclosure Assets.

          (c) If Henley, on the one hand, or Purchaser, on the other hand, receives a refund of any Taxes for which the other is liable, then the Party receiving such refund shall, within ten days after its receipt, remit it to the other Party.

          (d) Henley shall be liable for and pay all transfer, sales, use, gross receipts, stamp, value added, excise, or similar Taxes imposed on or relating to the sale or transfer of the Foreclosure Assets.

     SECTION 6.4. FURTHER ASSURANCES. Henley and Purchaser shall execute and deliver to the other, at the Closing or thereafter, any other instrument which may be requested by the other and which is reasonably appropriate to perfect or evidence any of the sales, assignments, transfers or conveyances contemplated by this Agreement or to transfer any Foreclosure Assets identified after the Closing.

     SECTION 6.5. EXPENSES AND FEES. Henley shall pay all costs and expenses incurred by Henley in connection with this Agreement and the transactions contemplated hereby, including, without limitation, any and all broker's commissions, employee bonuses and the fees and expenses of Henley's attorneys and accountants, and will make all necessary arrangements so that the Purchaser will not be charged with any such cost or expense. Purchaser shall pay all costs and expenses incurred by Purchaser in connection with this Agreement and the transactions contemplated hereby, including without limitation, the fees and expenses of their attorneys and accountants.

     SECTION 6.6. AGREEMENT TO COOPERATE. Subject to the terms and conditions herein provided, the Parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transaction contemplated by this Agreement, including using its reasonable efforts to obtain all necessary, property or advisable waivers, consents and approvals under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary or appropriate waivers, consents or approvals of third parties in order to preserve material contractual relationship of Henley.

     SECTION 6.7. RECORDS. Henley agrees to provide reasonable access to Purchaser after Closing to the tax, financial and other books and records relating to the Business and Foreclosure Assets and retained by Henley, in connection with Purchaser's operation of the Business after Closing.

     SECTION 6.8. ACCOUNTS RECEIVABLE. From and after the Closing Date, Henley and Purchaser each agree to transfer or deliver, promptly after the receipt thereof, any cash received as payment of accounts receivable due to the other party for services rendered and sale occurring prior to the Closing, in the case of Henley, and subsequent to the Closing, in the case of Purchaser.

     SECTION 6.9. DELIVERY OF ASSETS. Henley hereby acknowledges and agrees that Purchaser has 60 days from the date hereof to move the Foreclosure Assets from Henley's facilities. During such 60-day period, Henley shall (a) permit Purchaser its accountants, counsel, financial advisors, and other representatives (the "PURCHASER REPRESENTATIVES") to have access to the Foreclosure Assets and Henley's facilities for the purpose of moving or preparing to move the Foreclosure Assets; (b) maintain, secure and preserve the Foreclosure Assets in customary repair, order and condition; (c) maintain or cause to be maintained the insurance policies or risk retention programs (or policies or programs of substantially the same nature) of Henley which relate to the Foreclosure Assets in full force and effect at all times. In addition, Henley shall give the Purchaser and Purchaser Representatives full access throughout such 60-day period to the Foreclosure Assets, shall permit the Purchaser and Purchaser Representatives to make such inspections of the Foreclosure Assets as they may require and shall use commercially reasonable efforts to furnish to the Purchaser and Purchaser Representatives all such information concerning the Foreclosure Assets as Purchaser may reasonably request.

                                  ARTICLE VII.
                             COVENANT NOT TO COMPETE

     SECTION 7.1. NON-COMPETE; NON-SOLICITATION.

          (a) Henley agrees that for a period of two years from the Closing Date, it shall not, and shall cause its Subsidiaries and Affiliates not to, directly or indirectly:

               (i) own (other than through ownership of not more than three percent (3%) of the outstanding shares of a corporation's stock which is listed on a national securities exchange), manage, operate, control, consult, advise, be employed by or participate in any business which manufactures, now or at any time during the two-year period applicable to this ARTICLE VII, any products (other than the Enraf-Nonius Products) that compete, directly or indirectly, with the product lines of the Business (including, but not limited to, the CYBEX, NORM, Kinetron, Fluidotheorapy, UBE, Fitron and HydraFitness product lines), any attachments or extensions thereto, any instruments for testing and analysis and designed to work in tandem with the foregoing product lines, or any improvements or additions to any of the foregoing products;

               (ii) request, suggest or advise any suppliers or customers of Henley with respect to the Foreclosure Assets (whether current, previous, or potential new suppliers or customers), to withdraw or cancel any of their dealings with Purchaser or the Business or refuse to commence or continue to have dealings with Purchaser or the Business as the supplier or customer currently conducts such dealings; or

               (iii) solicit, induce or assist in the solicitation or inducement of any employee in the Business who is employed or retained as an employee by the Purchaser and employed in the Business within one year of the Closing Date, to leave the employ of the Purchaser.

The "ENRAF-NONIUS PRODUCTS" shall mean any products developed, designed or manufactured by Enraf-Nonius, B.V., a wholly-owned subsidiary of Henley. Notwithstanding the immediately preceding sentence, the Parties hereby acknowledge and agree that in no event shall the Enraf-Nonius Products include, or compete, directly or indirectly, with, the CYBEX, NORM, Kinetron, Fluidotheorapy, UBE, Fitron and HydraFitness product lines, any attachments or extensions thereto, any instruments for testing and analysis and designed to work in tandem with the foregoing product lines, or any improvements or additions to any of the foregoing products.

          (b) It is understood and agreed by the Parties that the rights and privileges granted to the Purchaser by Henley under this SECTION 7.1 are of a special, unique, extraordinary and intellectual character, which gives them peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in any action at law and that a breach by Henley of any of the provisions contained in SECTION 7.1 will cause the Purchaser great and irreparable injury and damage. Henley hereby expressly agrees that the Purchaser, and its successors and assigns shall be entitled to the remedies of injunction, specific performance and other equitable relief to prevent a breach of such provisions by Henley. This provision shall not, however, be construed as a waiver of any of the rights which the Purchaser may otherwise have for damages and the equitable remedies described above shall not be deemed to be the exclusive remedies of the Purchaser. Henley further acknowledges that the restrictions provided for herein are reasonable and that they are necessary for the protection of the Purchaser.

          (c)  If any court determines that any of the provisions of this
SECTION 7.1 are unenforceable because of the duration or scope hereof, such court shall have the power to reduce the duration or scope of such provisions to the extent necessary to make the provisions enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced.

                                  ARTICLE VIII.
                               GENERAL PROVISIONS

     SECTION 8.1. SURVIVAL. The representations and warranties set forth in this Agreement and in any certificate or instrument delivered in connection herewith shall not survive the Closing Date.

     SECTION 8.2. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or sent via facsimile to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

          (a)  If to Purchaser:

               Znetix Acquisitions, L.P.
               c/o Znetix, Inc.
               600 University Street
               Suite 2500
               Seattle, Washington  98101
               Attention: Ron Zimmerer
               Telecopy: 206/219-1701

               with a copy (which shall not constitute notice) to:

               Locke Liddell & Sapp LLP
               600 Travis, Suite 3200
               Houston, Texas 77002
               Attention: Gregory C. Hill
               Telecopy: 713/223-3717

          (b)  if to Henley:

               Henley Healthcare, Inc.
               120 Industrial Blvd.
               Houston, Texas 77478-3128
               Attention: Len de Jong
               Telecopy: 281/276-7038

               with a copy (which shall not constitute notice) to:

               Porter & Hedges, L.L.P.
               700 Louisiana, 35th Floor
               Houston, Texas 77002
               Attention: Robert G. Reedy
               Telecopy: 713/228-1331

     SECTION 8.3. INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the interpretation of this Agreement. In this Agreement, unless a contrary intention is specifically set forth, (i) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision and (ii) reference to any Article or Section means such Article or Section hereof. No provision of this Agreement shall be interpreted or construed against any Party solely because such Party or its legal representative drafted such provision.

     SECTION 8.4. MISCELLANEOUS. This Agreement (including the documents and instruments referred to herein and any schedules or exhibits attached hereto)
(a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise except that Purchaser may assign this Agreement and all or part of its rights hereunder to Znetix, Inc.

     SECTION 8.5. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

     SECTION 8.6. AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the Parties.

     SECTION 8.7. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     SECTION 8.8. PARTIES-IN-INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     SECTION 8.9. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.


                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement effective as of the date first written above.


                                 PURCHASER:

                                 ZNETIX ACQUISITIONS, L.P.

                                 By: Znetix Management, LLC, its general partner


                                     By: /s/ Ronald Zimmerer
                                        ---------------------------------
                                        Ronald Zimmerer
                                        Manager



                                 HENLEY:

                                 HENLEY HEALTHCARE, INC.



                                 By: /s/ Len de Jong
                                    -------------------------------------
                                    Len de Jong
                                    President and Chief Executive Officer

                                    EXHIBIT A

                                    GLOSSARY

     For purposes of this Agreement, the following terms shall have the meaning specified or referred to below when capitalized (or if not capitalized, unless the context clearly requires otherwise) when used in this Agreement.

     "AFFILIATE(S)" with respect to any Person, means any Person directly or indirectly controlling, controlled by or under common control with such Person, and any natural Person who is an officer, director or partner of such Person and any members of their immediate families living within the same household. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

     "CODE" means the Internal Revenue Code of 1986, as amended, or any amending or superseding tax laws of the United States of America.

     "ENVIRONMENTAL CLAIM(S)" means any claim; litigation; demand; action; cause of action; suit; loss; cost, including, but not limited to, attorneys' fees, diminution in value, and expert's fees; damage; punitive damage; fine, penalty, expense, liability, criminal liability, strict liability, judgment, governmental or private investigation and testing; notification of status of being potentially responsible for clean-up of any facility or for being in violation or in potential violation of any Requirement of Environmental Law; proceeding; consent or administrative orders, agreements or decrees; lien; personal injury or death of any person; or property damage, whether threatened, sought, brought or imposed, that is related to or that seeks to recover losses, damages, costs, expenses and/or liabilities related to, or seeks to impose liability for: (i) improper use or treatment of wetlands, pinelands or other protected land or wildlife; (ii) noise; (iii) radioactive materials (including naturally occurring radioactive materials "NORM"; (iv) explosives; (v) pollution, contamination, preservation, protection, decontamination, remediation or clean- up of the air, surface water, groundwater, soil or protected lands; (vi) solid, gaseous or liquid waste generation, handling, discharge, release, threatened release, treatment, storage, disposal or transportation; (vii) exposure of persons or property to Materials or Environmental Concern and the effects thereof; (viii) the release or threatened release (into the indoor or outdoor environment), generation, extraction, mining, beneficiating, manufacture, processing, distribution in commerce, use, transfer, transportation, treatment, storage or disposal of Remediation of Materials of Environmental Concern; (ix) injury to, death of or threat to the health or safety of any person or persons caused directly or indirectly by Materials of Environmental Concern; (x) destruction caused directly or indirectly by Materials of Environmental Concern or the release or threatened release of any Materials of Environmental Concern of any property (whether real or personal); (xi) the implementation of spill prevention and/or disaster plans relating to Material of Environmental Concern; (xiii) community right-to- know and other disclosure laws; or (xiii) maintaining, disclosing or reporting information to Governmental Authorities of any other third person under any Environmental Law. The term,

                               Exhibit A - Page 1

"Environmental Claim," also includes, without limitation, any losses, damages, costs, expenses and/or liabilities incurred in testing.

     "ENVIRONMENTAL LAW(S)" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, guidance document, order, consent agreement, order or consent judgment, decree, injunction, requirement or agreement with any governmental entity or any judicial or administrative decision relating to (x) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety, (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, application, production, release or disposal of Materials of Environmental Concern, in each case as amended from time to time, or (z) health, worker protection or community's right to know. The term "Environmental Law" includes, without limitation, (i) the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal Act and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Safe Drinking Water Act and the Federal Occupational Safety and Health Act of 1970, each as amended from time to time, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of, effects of or exposure to any Materials of Environmental Concern.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "GAAP" means generally accepted accounting principals applied on a consistent basis.

     "GOVERNMENTAL AUTHORITY" or "GOVERNMENTAL AUTHORITIES" means any nation or government, any state or political subdivision thereof and any agency or entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.

     "MATERIAL ADVERSE EFFECT" means any event, occurrence, fact, condition, change, development or effect that is or could reasonably be anticipated to be materially adverse to the Business.

     "MATERIALS OF ENVIRONMENTAL CONCERN" means: (i) those substances included within the statutory and/or regulatory definitions or listings of "hazardous substance," "medical waste," "special waste," "hazardous waste," "extremely hazardous substance," "regulated substance," "solid waste," "hazardous materials," "sludges," "sewage sludge," or "toxic substances," under any Environmental Law; (ii) any material, waste or substance which is or contains:
(A) petroleum, oil or a fraction thereof, (B) explosives or (C) radioactive materials (including

                               Exhibit A - Page 2
naturally occurring radioactive materials); and (iii) such other substances, materials, or wastes that are or become classified or regulated as hazardous or toxic under any applicable federal, state or local law or regulation. To the extent that the laws or regulations of any applicable state or local jurisdiction establish a meaning for any term defined herein through reference to federal Environmental Laws which is broader than the meaning under such federal Environmental Laws, such broader meaning shall apply.

     "PERSON" means any individual, partnership, joint venture, corporation, limited liability company, association, trust, unincorporated organization, government or agency or subdivision thereof or any other entity.

     "REMEDIATION" means any action necessary to: (i) comply with and ensure compliance with the Requirements of Environmental Laws and (ii) the taking of all reasonably necessary precautions to protect against and/or respond to, remove or remediate or monitor the release or threatened release of Materials of Environmental Concern at, on, in, about, under, within or near the air, soil, surface water, groundwater or soil vapor at any Business Facility of Henley or any of its Subsidiaries or of any property affected by the business, operations, acts omissions, or Materials of Environmental Concern of Henley or any of its Subsidiaries.

     "REQUIREMENT(S) OF ENVIRONMENTAL LAW(S)"means all requirements, conditions, restrictions or stipulations of Environmental Laws imposed upon or related to Henley or any of its Subsidiaries or the assets, Business Facilities and/or the business of Henley or any of its Subsidiaries.

     "TAXES" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, real or personal property, sales, withholding, social security, occupation, use, severance, environmental, license, net worth, payroll, employment, franchise, transfer and recording taxes, fees and charges, imposed by the IRS or any other taxing authority (whether domestic or foreign including, without limitation, any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments.

     "TAX RETURN(S)" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, information returns and documents (i) with respect to or accompanying payments of estimated Taxes or (ii) with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information, including any schedule or attachment thereto and any amendment thereof.

                               Exhibit A - Page 3